Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
April 25, 2006	CONTACT: Mark A. Wendel
(276) 326-9000
First Community Bancshares, Inc. Announces First Quarter Earnings
Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported earnings of $6.8 million for the first quarter of 2006, or $0.61 diluted earnings per share. This represents a 15% increase over first quarter 2005 earnings of $6.0 million, or $0.53 diluted earnings per share. Return on average assets for the first quarter of 2006 was 1.42%, compared to 1.30% for the first quarter of 2005. Return on average equity for the first quarter of 2006 was 14.09%, compared to 13.00% for the same period in 2005.
Chief Executive Officer John M. Mendez commented, “We are pleased with the financial results for the period ended March 31, 2006. We are even more excited to announce that, during the quarter, we acquired two branch sites in the Winston-Salem, North Carolina, area in the Oliver’s Crossing shopping center and in the River Ridge Station shopping center in Clemmons. We are also under contract for a branch site in Mechanicsville, Virginia, which will augment the existing Richmond branch network, and provide growth opportunity in Hanover County. Recently we’ve discussed our strategic intention to add to our presence in these higher growth markets in conjunction with ongoing evaluation of our existing branch network. This marks the first phase in executing that plan, and the Company anticipates that the new branches will be operational before year-end 2006.”
“Additionally, as we redirect Company resources, we have also engaged Addison Whitney, a full service brand development and identity consulting firm based in Charlotte, to assist us with tactical positioning as we compete for customers in both our new and legacy markets. By early summer, we should have research results and specific recommendations to consider as we evaluate both our brand and market positions.”
Also, as a result of the ongoing branch evaluation, the Company announced that it has entered definitive agreements to sell its branch locations in Drake’s Branch, Virginia, and Rowlesburg, West Virginia. At March 31, 2006, the two offices held approximately $27.8 million in deposits and repurchase agreements and $4.9 million in loans. The transactions are expected to result in gains totaling approximately $1.1 million, and to be completed during the second and third quarters of 2006.
Financial Highlights
•	The total loan portfolio remained relatively unchanged compared to December 31, 2005, at $1.3 billion. Total loan production was $169 million, however the commercial portfolio experienced large payoffs during the current quarter. Average loans increased $8.2 million, or a 2.5% annualized growth rate, compared to fourth quarter 2005 and $74.6 million, or 5.9%, compared to first quarter 2005.
•	Net interest income was $18.1 million, an improvement of $312 thousand, or 1.8%, compared to the first quarter of 2005. The increase was due primarily to the increase of $74.6 million in the average balance of loans held for investment, part of an $83.2 million increase in average earning assets.
•	Tax-equivalent net interest margin was 4.32%, up from 4.27% for the fourth quarter of 2005. The margin performance reflects the Company’s slightly asset-sensitive balance sheet combined with the effects of the $77 million FHLB advance restructuring near year-end 2005.
•	Non-interest income was $5.1 million. Excluding a gain of $676 thousand from a lawsuit settlement, non-interest income was $4.5 million compared to $3.7 million in the first quarter of 2005, a 20% increase. The increase reflects continued improvement in the areas of service charges on deposit accounts and other service charges, commissions, and fees. Service charges on deposit accounts increased $269 thousand, or 13%, and other service charges, commissions and fees increased $81 thousand, or 12%. Stone Capital Management revenues, which are included in Wealth Management income, grew by $25 thousand, or 16%, compared to the first quarter of 2005.

•	Average deposits grew $35 million, or 2.5%, compared to the first quarter of 2005. Average noninterest-bearing deposits grew $12 million, or 5.4%, during this time. Excluding the deposits sold in the fourth quarter of 2005, average deposits increased 5.9% and average noninterest-bearing deposits increased 7.1%.

•	Non-interest expense was $13.3 million, compared to $12.5 million in the first quarter of 2005. Most of the 6.7% increase can be attributed to increases in salaries and benefits, including the Company’s 401(k) and ESOP matching contributions on increased first quarter incentive payouts related to 2005 performance. The Company also incurred $71 thousand of expenses as a result of the adoption of FAS 123R “Share-Based Payment,” which had not been recorded in prior periods. Additionally, the Company had expenses related to the branding and identity consulting engagement of approximately $100 thousand that will not continue beyond the second quarter.

•	Credit quality remains strong with accounts over thirty days delinquent as a percent of total loans at 0.50% at March 31, 2006, compared with 0.79% at December 31, 2005, and 0.76% at March 31, 2005. The ratio of allowance for loan losses as a percent of loans held for investment was 1.11%, compared to 1.11% and 1.29% for the same respective periods. The provision for loan losses of $408 thousand was less than recent quarters due to much lower net charge-offs and a downward trend in non-performing assets and loss history. Annualized net charge-offs and non-performing assets as a percentage of assets were at record lows of 0.10% and 0.17%, respectively.

•	During the first quarter, the board of directors declared a dividend to stockholders of twenty-six cents ($0.26). The dividend represents an increase of 2.0% over the $0.255 per share paid in the first quarter of 2005. 2006 is projected to be the 15th consecutive year of dividend increases to stockholders. The first quarter 2006 dividend yield was 3.3%, based on quarter-end market value.
The Company will host an investor and media teleconference and webcast on Wednesday, April 26, 2006 at 11:00 a.m. To access the teleconference, the toll-free number to call is (877) 407-8031. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s first quarter 2006 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact Dave Brown at (800) 425-0839.
First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $1.99 billion bank holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through sixty banking locations and six wealth management offices in the four states of Virginia, West Virginia, North Carolina and Tennessee. First Community Bank, N. A. is also the parent of Stone Capital Management, Inc., a SEC registered investment advisory firm, which offers wealth management and investment advice. The Company also offers wealth management services through its Trust & Financial Services Division, which as of March 31, 2006, managed assets with a market value of $488 million. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ National Market under the symbol “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income
(Dollars in Thousands, Except Share and Per Share Data)(Unaudited)

		Three Months Ended
		March 31,
		2006	2005
Interest Income	Interest and fees on loans held for investment	$23,925	$20,728
	Interest on securities-taxable	2,877	2,296
	Interest on securities-nontaxable	1,826	1,949
	Interest on federal funds sold and deposits	295	215

	Total interest income	28,923	25,188

Interest Expense	Interest on deposits	7,647	4,962
	Interest on borrowings	3,211	2,473

	Total interest expense	10,858	7,435

	Net interest income	18,065	17,753
	Provision for loan losses	408	691

	Net interest income after provision for loan losses	17,657	17,062

Non-Interest Income	Wealth management income	683	689
	Service charges on deposit accounts	2,417	2,148
	Other service charges, commissions and fees	740	659
	Gain on sale of securities	160	22
	Other operating income	1,148	204

	Total non-interest income	5,148	3,722

Non-Interest Expense	Salaries and employee benefits	7,901	7,318
	Occupancy expense of bank premises	1,040	943
	Furniture and equipment expense	850	784
	Amortization of intangible assets	90	110
	Other operating expense	3,452	3,341

	Total non-interest expense	13,333	12,496

	Income from continuing operations before income taxes	9,472	8,288
	Income tax expense continuing operations	2,628	2,237

	Income from continuing operations	6,844	6,051

	Loss from discontinued operations before tax	—	(131)
	Income tax benefit from discontinued operations	—	(51)

	Loss from discontinued operations	—	(80)

	Net income	$6,844	$5,971

	Basic earnings per common share (EPS)	$0.61	$0.53
	Diluted earnings per common share (DEPS)	$0.61	$0.53
	Weighted Average Shares Outstanding:
	Basic	11,233,005	11,259,494
	Diluted	11,311,743	11,339,136
	For the period:
	Return on average assets	1.42%	1.30%
	Return on average equity	14.09%	13.00%
	Return on average tangible equity	20.42%	19.57%
	Cash dividends per share	$0.26	$0.255
	At period end:
	Book value per share	$17.49	$16.35
	Market value	$31.98	$28.07

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements
(Dollars in Thousands Except Share and Per Share Data)(Unaudited)

		As of and for the Quarter Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
		2006	2005	2005	2005	2005
Interest Income	Interest and fees on loans held for investment	$23,925	$23,720	$23,263	$22,192	$20,728
	Interest on securities-taxable	2,877	3,322	2,904	2,555	2,296
	Interest on securities-nontaxable	1,826	1,854	1,783	1,865	1,949
	Interest on federal funds sold and deposits	295	341	343	178	215

	Total interest income	28,923	29,237	28,293	26,790	25,188

Interest Expense	Interest on deposits	7,647	7,225	6,296	5,547	4,962
	Interest on borrowings	3,211	3,380	3,276	2,721	2,473

	Total interest expense	10,858	10,605	9,572	8,268	7,435

	Net interest income	18,065	18,632	18,721	18,522	17,753
	Provision for loan losses	408	882	1,060	1,073	691

	Net interest income after provision for loan losses	17,657	17,750	17,661	17,449	17,062

Non-Int Income	Wealth management income	683	716	757	793	689
	Service charges on deposit accounts	2,417	2,664	2,660	2,623	2,148
	Other service charges, commissions and fees	740	723	733	671	659
	Gain on sale of securities	160	74	536	121	22
	Other operating income	1,148	4,804	346	362	204

	Total non-interest income	5,148	8,981	5,032	4,570	3,722

Non-Int Expense	Salaries and employee benefits	7,901	7,450	7,260	7,452	7,318
	Occupancy expense of bank premises	1,040	992	1,000	968	943
	Furniture and equipment expense	850	1,154	855	813	784
	Amortization of intangible assets	90	102	112	111	110
	Prepayment penalties on FHLB advances	—	3,794	—	—	—
	Other operating expense	3,452	3,184	3,891	3,957	3,341

	Total non-interest expense	13,333	16,676	13,118	13,301	12,496

	Income before income taxes-continuing operations	9,472	10,055	9,575	8,718	8,288
	Income tax expense-continuing operations	2,628	2,819	2,641	2,494	2,237

	Income from continuing operations	6,844	7,236	6,934	6,224	6,051

	Loss before tax-discontinued operations	0	(27)	(36)	(39)	(131)
	Income tax benefit -discontinued operations	0	(11)	(14)	(15)	(51)

	Loss from discontinued operations	0	(16)	(22)	(24)	(80)

	Net income	$6,844	$7,220	$6,912	$6,200	$5,971

Per Share Data	Basic EPS	$0.61	$0.64	$0.61	$0.55	$0.53
	Diluted EPS	$0.61	$0.64	$0.61	$0.55	$0.53
	Basic EPS from continuing operations	$0.61	$0.64	$0.61	$0.55	$0.54
	Diluted EPS from continuing operations	$0.61	$0.64	$0.61	$0.55	$0.53
	Cash dividends per share	$0.26	$0.255	$0.255	$0.255	$0.255
	Weighted Average Shares Outstanding:
	Basic	11,233,005	11,268,496	11,275,156	11,273,724	11,259,494
	Diluted	11,311,743	11,340,526	11,342,912	11,344,480	11,339,136
	Actual shares oustanding at period end	11,214,584	11,251,803	11,273,248	11,274,391	11,271,835
	Book Value per share at period end	$17.49	$17.29	$17.15	$16.83	$16.35
	Market Value per share at period end	$31.98	$31.16	$29.34	$32.50	$28.07

First Community Bancshares, Inc.
Quarterly Balance Sheets
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2006	2005	2005	2005	2005
	(Dollars in thousands)
Cash and due from banks	$46,953	$46,872	$48,122	$43,415	$34,328
Interest-bearing deposits with banks	59,005	10,667	47,822	64,488	48,942
Securities available for sale	396,691	404,381	410,057	366,981	360,276
Securities held to maturity	22,789	24,173	24,723	29,854	32,009
Loans held for sale	848	1,274	1,377	1,075	1,182
Loans held for investment, net of unearned income	1,329,666	1,331,039	1,321,221	1,296,728	1,282,546
Less allowance for loan losses	14,797	14,736	14,486	15,984	16,543

Net loans	1,314,869	1,316,303	1,306,735	1,280,744	1,266,003
Premises and equipment	35,636	34,993	35,640	35,796	35,869
Other real estate owned	867	1,400	1,690	975	1,389
Interest receivable	10,664	10,232	10,175	9,476	9,124
Intangible assets	61,028	61,119	61,287	61,399	61,510
Other assets	39,512	41,069	39,886	41,055	36,204

Total Assets	$1,988,862	$1,952,483	$1,987,514	$1,935,258	$1,886,836

Deposits:
Demand	$246,521	$230,542	$237,455	$235,217	$220,741
Interest-bearing demand	149,039	144,314	152,331	150,112	154,316
Savings	362,677	355,184	375,027	350,189	364,933
Time	683,853	675,904	681,225	662,381	661,882

Total Deposits	1,442,090	1,405,944	1,446,038	1,397,899	1,401,872
Interest, taxes and other liabilities	15,471	16,153	15,169	15,122	15,625
Federal funds purchased	—	82,500	—	—	—
Securities sold under agreements to repurchase	131,009	124,154	125,739	125,285	128,244
FHLB and other indebtedness	204,192	129,231	207,180	207,231	156,822

Total Liabilities	1,792,762	1,757,982	1,794,126	1,745,537	1,702,563

Common stock, $1 par value	11,499	11,496	11,496	11,496	11,491
Additional paid-in capital	108,629	108,573	108,606	108,639	108,576
Retained earnings	86,755	82,828	78,484	74,444	71,116
Treasury stock, at cost	(8,934)	(7,625)	(6,897)	(6,864)	(6,804)
Accumulated other comprehensive income (loss)	(1,849)	(771)	1,699	2,006	(106)

Total Stockholders’ Equity	196,100	194,501	193,388	189,721	184,273

Total Liabilities and Stockholders’ Equity	$1,988,862	$1,952,483	$1,987,514	$1,935,258	$1,886,836

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2006	2005	2005	2005	2005
	(Dollars in thousands)
Ratios
Return on average assets	1.42%	1.44%	1.40%	1.31%	1.30%
Return on average equity	14.09%	14.69%	14.23%	13.19%	13.00%
Return on average tangible equity	20.42%	21.58%	21.08%	19.78%	19.57%
Net interest margin	4.32%	4.27%	4.33%	4.51%	4.47%
Efficiency Ratio for the quarter (a)	56.38%	52.65%	53.23%	54.57%	54.94%
Efficiency Ratio year-to-date (a)	56.38%	53.83%	54.23%	54.75%	54.94%
Equity as a percent of total assets at end of period	9.86%	9.96%	9.73%	9.80%	9.77%
Average earning assets as a percentage of average total assets	91.39%	92.12%	92.09%	91.95%	91.93%
Average loans as a percentage of average deposits	94.23%	92.34%	92.94%	92.48%	91.21%

Average Balances
Investments	$426,953	$464,713	$444,720	$416,279	$416,422
Loans	1,335,080	1,326,858	1,320,434	1,299,358	1,260,521
Earning Assets	1,790,870	1,826,221	1,804,504	1,739,147	1,707,710
Total Assets	1,959,600	1,982,411	1,959,583	1,891,333	1,857,645
Deposits	1,416,895	1,436,927	1,420,799	1,405,086	1,381,929
Interest-bearing deposits	1,185,265	1,202,972	1,187,958	1,176,779	1,162,230
Average Borrowings	330,621	334,917	331,142	284,562	273,965
Average Interest-bearing Liabilities	1,515,886	1,537,889	1,519,100	1,461,341	1,436,195
Average Equity	196,998	195,051	192,648	188,532	186,332
Tax-equivalent Net Interest Income	19,059	19,641	19,691	19,535	18,833

(a)	Excludes securities gains/losses, intangible amortization, foreclosed property expenses, non-recurring income and expense items, and includes tax equivalency adjustment.

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2006	2005	2005	2005	2005
	(Dollars in thousands)
Asset Quality Analysis:
Allowance for Loan Losses:
Beginning balance	$14,736	$14,486	$15,984	$16,543	$16,339
Provision for Loan Losses	408	882	1,060	1,073	691
Charge-offs	(715)	(1,417)	(3,037)	(1,638)	(844)
Recoveries	368	785	479	398	357

Net charge-offs	(347)	(632)	(2,558)	(1,240)	(487)
Reclassification of allowance for lending- related commitments	—	—	—	(392)	—

Ending balance	$14,797	$14,736	$14,486	$15,984	$16,543

Nonperforming Assets:
Nonaccrual loans	$2,517	$3,383	$5,417	$4,132	$6,419
Foreclosed real estate	867	1,400	1,690	975	1,389
Repossessions	8	55	14	29	26
Loans 90 days or more past due and still accruing	—	11	—	—	—

Nonperforming assets	$3,392	$4,849	$7,121	$5,136	$7,834

Asset Quality Ratios:
Nonaccrual loans and leases as a percentage of loans held for investment	0.19%	0.25%	0.41%	0.32%	0.50%
Nonperforming assets as a percentage of:
Total assets	0.17%	0.25%	0.36%	0.27%	0.42%
Loans held for investment plus foreclosed property	0.25%	0.36%	0.54%	0.40%	0.61%
Annualized net charge-offs as a % of average loans held for investment	0.10%	0.19%	0.77%	0.38%	0.15%
Allowance for loan losses as a percentage of loans held for investment	1.11%	1.11%	1.10%	1.23%	1.29%
Ratio of allowance for loan losses to nonaccrual loans	5.88	4.36	2.67	3.87	2.58

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Three Months Ended March 31,
	2006			2005
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
			(Dollars in thousands)
Earning Assets
Loans
Held for Investment (2)
Taxable	$1,333,508	$23,905	7.27%	$1,256,095	$20,673	6.67%
Tax-Exempt	1,572	31	8.00%	4,426	83	7.60%

Total	1,335,080	23,936	7.27%	1,260,521	20,756	6.68%
Securities Available for Sale
Taxable	251,530	2,873	4.63%	240,158	2,295	3.88%
Tax-Exempt	152,136	2,359	6.29%	143,419	2,333	6.60%

Total	403,666	5,232	5.26%	383,577	4,628	4.89%
Held to Maturity Securities
Taxable	390	5	5.20%	406	4	4.00%
Tax-Exempt	22,897	449	7.95%	32,439	664	8.31%

Total	23,287	454	7.91%	32,845	668	8.25%
Interest-bearing Deposits with Banks	28,837	295	4.15%	30,767	213	2.81%

Total Earning Assets	1,790,870	$29,917	6.77%	1,707,710	$26,265	6.24%
Other Assets	168,730			149,935

Total	$1,959,600			$1,857,645

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$146,467	$106	0.29%	$153,323	$92	0.24%
Savings Deposits	359,804	1,632	1.84%	376,218	869	0.94%
Time Deposits	678,994	5,910	3.53%	632,689	4,001	2.56%
Fed Funds Purchased & Repurchase Agreements	130,579	961	2.98%	129,352	561	1.76%
FHLB Borrowings & Other Long-term Debt	200,042	2,249	4.56%	144,613	1,909	5.35%

Total Interest-bearing Liabilities	1,515,886	10,858	2.90%	1,436,195	7,432	2.10%
Noninterest-bearing Demand Deposits	231,630			219,699
Other Liabilities	15,086			15,419
Stockholders’ Equity	196,998			186,332

Total	$1,959,600			$1,857,645

Net Interest Income		$19,059			$18,833

Net Interest Rate Spread (3)			3.87%			4.14%

Net Interest Margin (4)			4.32%			4.47%

(1)	Fully Taxable Equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.